Exhibit 99.1

Identiv Reports Second Quarter 2022 Results

RFID Revenue Grew 41% Year-Over-Year

Premises Grew 19% Year-Over-Year, More than Three Times the Industry Average

Total Revenue Increases 16% Year-Over-Year

GAAP Gross Profit Margin Expansion +87 bps Sequentially to 37%

Non-GAAP Gross Profit Margin Expansion +97 bps Sequentially to 38%

FREMONT, Calif. — August 3, 2022 — Identiv, Inc. (NASDAQ: INVE), global digital security and identification leader in the Internet of Things (IoT), reported financial results for the second quarter ended June 30, 2022, reflecting the company’s continued leadership in specialty RFID applications for the IoT sector.

Second Quarter 2022 and Recent Financial and Operational Highlights

•	RFID revenues grew 41% year-over-year, consistent with long-term model growth rate.

•	Premises revenue grew 19% year-over-year, three times the average industry growth rate.

•	Second quarter total revenue grew 16% year-over-year to $27.9 million.

•	Sequential improvement in GAAP and non-GAAP gross profit margins to 37% and 38%, respectively.

•	Exited the second quarter of 2022 with total backlog for all future shipments of $34.2 million, up 23% year-over-year.

•

Remained debt free while supporting a strong balance sheet to meet working capital requirements and accelerate growth in our core RFID market, with $25.9 million of cash, cash equivalents, and restricted cash at quarter end.

•	Maintained 100% customer retention in RFID, broadening our base of RFID customers with new design wins and a company record 38 non-recurring engineering (NRE) contracts.

•	Launched first-to-market Battery-Assisted Pixel (BAP) cold-chain solution with IoT platform company Wiliot that incorporates both Bluetooth and RFID.

•	Named RFID industry visionary and Founder of Smartrac Group Manfred Rietzler as a Strategic Advisor.

•	Expanded engagement with OTACA Tequila for NFC-enabled smart packaging solution following outstanding customer engagement results during the initial pilot program.

•	Supporting cannabis pilot across approximately 100 dispensaries with one of nation’s largest multi-state operators (MSOs).

•	Awarded NFC Forum 2022 Innovation Award for Identiv-powered Spoken Rx accessibility solution developed for CVS.

Second Quarter 2022 Financial Results

Revenue for the second quarter of 2022 was $27.9 million, an increase of 16% from $24.0 million in the second quarter of 2021.

Revenues in our Identity segment grew 14% year-over-year to $16.9 million from $14.8 million, primarily due to higher sales of RFID products. Revenues in our Premises segment grew 19% year-over-year to $10.9 million from $9.2 million.

GAAP gross profit margin was 37% in the second quarter of 2022, compared to 36% in the prior quarter and 37% in the second quarter of 2021. Non-GAAP gross profit margin was 38% in the second quarter of 2022, compared to 37% in the prior quarter and 38% in the second quarter of 2021.

GAAP operating expenses, including research and development, sales, and marketing, and general and administrative were $10.5 million in the second quarter of 2022, compared to $10.0 million in the prior quarter and $9.1 million in the second quarter of 2021. Non-GAAP operating expenses were $9.2 million in the second quarter of 2022, compared to $9.0 million in the prior quarter, and $8.0 million in the second quarter of 2021.

GAAP net loss was $0.3 million, or $(0.02) per basic and diluted share, compared to GAAP net loss of $1.0 million, or $(0.06) per basic and diluted share, in the prior quarter and GAAP net income of $2.5 million, or $0.10 per basic share and $0.09 per diluted share, in the second quarter of 2021, which included a $2.9 million one-time gain on forgiveness of our debt.

Non-GAAP adjusted EBITDA in the second quarter of 2022 was $1.4 million, compared to $0.2 million in the prior quarter and $1.2 million in the second quarter of 2021.

Management Commentary

“We continue to make progress securing our position as a leading solutions provider in the IoT sector, with RFID revenue up 41% year-over-year,” said Identiv CEO Steven Humphreys. “We’re designing and delivering next-generation solutions that are enabling the future of the IoT. As shown by our increasing growth rate in RFID revenue and record number of NRE projects for a broadening range of use cases, our pipeline of RFID projects is very strong. Moreover, our transformational projects in medical devices, cannabis, prescriptions, and mobile devices are all on track, and in some cases expanding to potential new customers and use cases. We’re expanding our Singapore capacity to meet this fast growing demand and are working on a second location in Southeast Asia to position our business for significantly higher volumes next year.”

“We’re well-positioned to continue growing strongly regardless of the macroeconomic environment. We expect demand in our core end markets – medical devices in RFID and security in Premises – to be recession-resistant. Furthermore, we are laser focused on expanding our margins, building upon the progress we have made as we work towards achieving scale. Our above-plan non-GAAP adjusted EBITDA reflects strong execution of our RFID and Premises growth strategy, which remains our top priority in 2022. Combined with the sustained outperformance of our Premises business and proactive supply chain management, we expect to maintain our strategic growth trajectory through the second half of 2022 and into 2023.”

Identiv CFO Justin Scarpulla added, “Our second quarter financial performance reflects our continued progress towards reaching our long-term operating model, with the delivery of sequential and year-over-year growth in revenue, sequential increase in gross profit margin and positive non-GAAP adjusted EBITDA. Our total backlog of orders grew 23% year-over-year, reflecting the accelerating market demand for our specialty RFID solutions. We have maintained a strong, debt-free balance sheet and healthy cash position to secure our ability to meet our working capital needs. With our team’s strong execution and our current visibility into the second half of 2022, we expect to be able to sustain our positive operating momentum.”

Financial Outlook

Identiv provides guidance based on current market conditions and expectations. Momentum exiting the second quarter of 2022, combined with a robust backlog, gives management confidence in the company’s growth expectations for fiscal years 2022 and 2023. Management is expanding its guidance range for fiscal year 2022, with expected revenues of $125 million to $135 million. Normal seasonality is expected to continue. Management is reaffirming its guidance for 30% to 35% year-over-year revenue growth in fiscal year 2023.

Conference Call

Identiv management will hold a conference call today (August 3, 2022) at 5:00 p.m. ET (2:00 p.m. PT) to discuss the company’s second quarter 2022 financial results. A question-and-answer session will follow management’s presentation.

Toll-Free Number: +1 877.545.0523

International Number: +1 973.528.0016

Call ID: 891291

Webcast link: Register and Join

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at +1.949.574.3860.

The conference call will be broadcast simultaneously and available for replay here.

The replay of the call will be available after 8 PM ET on the same day through August 17, 2022 under +1 877.481.4010 (Toll-Free Replay Number) and +1 919.882.2331 (International Replay Number) with Replay ID: 46119.

About Identiv

Identiv, Inc. is a global leader in digitally securing the physical world. Identiv’s platform encompasses RFID and NFC, cybersecurity, and the full spectrum of physical access, video, and audio security. Identiv is a publicly traded company, and its common stock is listed on the NASDAQ Stock Market LLC in the U.S. under the symbol “INVE.” For more information, visit identiv.com.

Non-GAAP Financial Measures

This press release includes financial information that has not been prepared in accordance with GAAP, including non-GAAP adjusted EBITDA, non-GAAP gross profit and gross profit margins, and non-GAAP operating expenses. Identiv uses non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating ongoing operational performance. Identiv believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. Non-GAAP gross profit and gross profit margin exclude stock-based compensation and amortization and depreciation. Non-GAAP adjusted EBITDA excludes items that are included in GAAP net income (loss), GAAP operating expenses, and GAAP gross profit margin, and excludes income tax benefit (provision), interest expense, foreign currency (gains) losses, stock-based compensation, amortization and depreciation, restructuring and severance, and gain on investment. Non-GAAP operating expenses exclude stock-based compensation, amortization and depreciation, and restructuring and severance. For historical periods, the exclusions are detailed in the reconciliation table included in this press release. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed in this press release.

Note Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations as well as the current beliefs and assumptions of the Company’s management and can be identified by words such as “anticipates”, “believes”, “plans”, “will”, “intends”, “expects”, and similar references to the future. Any statement that is not a historical fact, including statements regarding the Company’s expectations regarding future operating and financial outlook and performance, including statements regarding 2022 expectations and 2022 and 2023 guidance and the Company’s ability to meet such guidance, the Company’s beliefs regarding its ability to achieve its business and strategic objectives and growth trajectory and expected benefits thereof, its business strategy and the drivers of momentum in its business, the Company’s beliefs regarding its capital and the sufficiency and uses thereof, the Company’s beliefs regarding its supply chain, the Company’s beliefs regarding customer demand in its core end markets, customer production and design wins and the associated benefits, the Company’s beliefs regarding its ability to execute on its key initiatives and the potential benefits thereof, the Company’s beliefs regarding its competitive position, and the Company’s beliefs regarding design wins, backlog and future orders is a forward-looking statement. Forward-looking statements are only predictions and are subject to a number of risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to the Company’s ability to continue the momentum in its business, its ability to successfully execute its business strategy, its ability to capitalize on trends in its business, its ability to satisfy customer demand and expectations, the level and timing of customer orders, the success of its products and strategic partnerships, industry trends and seasonality, the impact of inflation and increases in prices, the impact of COVID-19, the effects of shortages of semiconductors and the other factors discussed in its periodic reports, including its Annual Report on Form 10-K for the year ended December 31, 2021, Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, and subsequent reports filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements.

Investor Relations Contact:

Matt Glover and Sophie Pearson

Gateway Investor Relations

+1 949.574.3860

IR@identiv.com

Media Contact:

press@identiv.com

Identiv, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021
Net revenue	$27,857	$25,061	$23,993	$52,918	$46,155
Cost of revenue	17,647	16,095	15,153	33,742	29,623

Gross profit	10,210	8,966	8,840	19,176	16,532

Operating expenses:
Research and development	2,479	2,529	2,131	5,008	4,468
Selling and marketing	5,273	5,110	4,147	10,383	8,211
General and administrative	2,496	2,488	2,595	4,984	4,720
Restructuring and severance	223	(140)	274	83	662

Total operating expenses	10,471	9,987	9,147	20,458	18,061

Loss from operations	(261)	(1,021)	(307)	(1,282)	(1,529)
Non-operating income (expense):
Interest expense, net	(37)	(25)	(144)	(62)	(389)
Gain on forgiveness of Paycheck Protection Program note	—	—	2,946	—	2,946
Gain on investment	6	24	—	30	—
Foreign currency gains, net	95	19	—	114	46

Income (loss) before income tax benefit (provision)	(197)	(1,003)	2,495	(1,200)	1,074
Income tax benefit (provision)	(54)	4	(29)	(50)	(73)

Net income (loss)	(251)	(999)	2,466	(1,250)	1,001
Cumulative dividends on Series B convertible preferred stock	(300)	(298)	(286)	(598)	(570)

Net income (loss) available to common stockholders	$(551)	$(1,297)	$2,180	$(1,848)	$431

Net income (loss) per common share:
Basic	$(0.02)	$(0.06)	$0.10	$(0.08)	$0.02
Diluted	$(0.02)	$(0.06)	$0.09	$(0.08)	$0.02
Weighted average shares used in computing net income (loss) per common share:
Basic	22,639	22,574	21,908	22,606	20,185
Diluted	22,639	22,574	28,751	22,606	21,092

Identiv, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30, 2022	March 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$25,016	$27,614	$28,553
Restricted cash	905	1,074	1,254
Accounts receivable, net of allowances	20,951	19,452	19,963
Inventories	22,235	20,493	19,924
Prepaid expenses and other current assets	3,495	2,673	3,032

Total current assets	72,602	71,306	72,726
Property and equipment, net	5,153	4,341	4,066
Operating lease right-of-use assets	1,498	1,780	2,088
Intangible assets, net	5,869	6,182	6,445
Goodwill	10,250	10,288	10,268
Other assets	1,055	1,012	1,070

Total assets	$96,427	$94,909	$96,663

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,809	$11,335	$10,502
Operating lease liabilities	949	1,143	1,269
Deferred revenue	2,035	1,489	2,153
Accrued compensation and related benefits	2,671	2,675	3,150
Other accrued expenses and liabilities	2,343	3,316	3,774

Total current liabilities	21,807	19,958	20,848
Long-term operating lease liabilities	645	748	938
Long-term deferred revenue	444	295	280
Other long-term liabilities	25	74	85

Total liabilities	22,921	21,075	22,151
Total stockholders’ equity	73,506	73,834	74,512

Total liabilities and stockholders’ equity	$96,427	$94,909	$96,663

Identiv, Inc.

Reconciliation of GAAP and Non-GAAP Financial Information

(in thousands)

(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021
Reconciliation of GAAP gross profit margin and non-GAAP gross profit margin
GAAP gross profit	$10,210	$8,966	$8,840	$19,176	$16,532

Reconciling items included in GAAP gross profit:
Stock-based compensation	44	56	48	100	81
Amortization and depreciation	344	270	254	614	481

Total reconciling items included in GAAP gross profit	388	326	302	714	562

Non-GAAP gross profit	$10,598	$9,292	$9,142	$19,890	$17,094

Non-GAAP gross profit margin	38%	37%	38%	38%	37%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses
GAAP operating expenses	$10,471	$9,987	$9,147	$20,458	$18,061

Reconciling items included in GAAP operating expenses:
Stock-based compensation	(774)	(839)	(649)	(1,613)	(1,374)
Amortization and depreciation	(232)	(239)	(238)	(471)	(477)
Restructuring and severance	(223)	140	(274)	(83)	(662)

Total reconciling items included in GAAP operating expenses	(1,229)	(938)	(1,161)	(2,167)	(2,513)

Non-GAAP operating expenses	$9,242	$9,049	$7,986	$18,291	$15,548

Reconciliation of GAAP net income (loss) to non-GAAP adjusted EBITDA
GAAP net income (loss)	$(251)	$(999)	$2,466	$(1,250)	$1,001

Reconciling items included in GAAP net income (loss):
Income tax provision (benefit)	54	(4)	29	50	73
Interest expense, net	37	25	144	62	389
Gain on forgiveness of Paycheck Protection Program note	—	—	(2,946)	—	(2,946)
Gain on investment	(6)	(24)	—	(30)	—
Foreign currency gains (losses), net	(95)	(19)	—	(114)	(46)
Stock-based compensation	818	895	697	1,713	1,455
Amortization and depreciation	576	509	492	1,085	958
Restructuring and severance	223	(140)	274	83	662

Total reconciling items included in GAAP net income (loss)	1,607	1,242	(1,310)	2,849	545

Non-GAAP adjusted EBITDA	$1,356	$243	$1,156	$1,599	$1,546